exhibit A

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Class A common stock of Figure Technology Solutions, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date: November 17, 2025

DCM OPPORTUNITY FUND III, L.P.

By: DCM OPPORTUNITY FUND INVESTMENT MANAGEMENT III, L.P.
Its General Partner

By: DCM OPPORTUNITY FUND INTERNATIONAL III, LTD.
Its General Partner

By:	/s/ Matthew C. Bonner
Matthew C. Bonner, Director

DCM OPPORTUNITY FUND INVESTMENT MANAGEMENT III, L.P.

By: DCM OPPORTUNITY FUND INTERNATIONAL III, LTD.
Its General Partner

By:	/s/ Matthew C. Bonner
Matthew C. Bonner, Director

DCM OPPORTUNITY FUND INTERNATIONAL III, LTD.

By:	/s/ Matthew C. Bonner
Matthew C. Bonner, Director

DCM VENTURES CHINA FUND (DCM VIII), L.P.

By: DCM INVESTMENT MANAGEMENT VIII, L.P.
Its General Partner

By: DCM INTERNATIONAL VIII, LTD.
Its General Partner

By:	/s/ Matthew C. Bonner
Matthew C. Bonner, Director

DCM INVESTMENT MANAGEMENT VIII, L.P.

By: DCM INTERNATIONAL VIII, LTD.
Its General Partner

By:	/s/ Matthew C. Bonner
Matthew C. Bonner, Director

DCM INTERNATIONAL VIII, LTD.

By:	/s/ Matthew C. Bonner
Matthew C. Bonner, Director

FIGURE INVESTMENTS, LLC

By:	/s/ Matthew C. Bonner
Matthew C. Bonner, President

f. HURST LIN

By:	/s/ Matthew C. Bonner
Matthew C. Bonner, Attorney-in-Fact

ANDRÉ G. LEVI

By:	/s/ Matthew C. Bonner
Matthew C. Bonner, Attorney-in-Fact

MATTHEW C. BONNER

By:	/s/ Matthew C. Bonner
Matthew C. Bonner